CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Deerfield Resources, Ltd.
Collingwood, Ontario, Canada

We hereby consent to the inclusion in the Form SB-2 Registration Statement of our Report of Independent Registered Public Accounting Firm dated November 13, 2006 on our audit of the financial statements of Deerfield Resources, Ltd. as of September 30, 2006 and for the period of June 21, 2006 (inception) to September 30, 2006.

Sincerely,

/s/: Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, UT
December 22, 2006